CONSENT OF SAMUEL KLEIN AND COMPANY

We consent to the incorporation by reference in Registration Statement Nos. 33-92972, 333-04703 and 333-087049 of IDM Environmental Corp. on Form S-8 and in Registration Statement No. 333-66841 on Form S-3 of our report dated April 3, 2000 appearing in this Annual Report on Form 10-K of IDM Environmental Corp. for the year ended December 31, 1999.


                                             /s/ Samuel Klein and Company

                                             SAMUEL KLEIN AND COMPANY

Newark, New Jersey
April 11, 2000